Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form 10-K of our report dated March 31, 2026 relating to the consolidated financial statements of Forum Markets, Incorporated’s audit of the consolidated financial statements as of and for the years ended December 31, 2025 and 2024 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPA’s, PLLC

The Woodlands, TX

March 31, 2026